                                                                   Exhibit 10.33

                           STOCK TRANSFER AGREEMENT

                                by and between

                     Quantum Technologies Worldwide, Inc.

                                      and

                          General Motors Corporation


                                     Dated

                                 June 12, 2001

                                   CONTENTS

ARTICLE 1 ACQUISITION OF SHARES.........................................    2
          1.1   Defined Terms...........................................    2
          1.2   Transfer................................................    2
          1.3   Consideration...........................................    3
ARTICLE 2 GM REPRESENTATIONS AND WARRANTIES.............................    4
          2.1   Organization; Qualification; Good Standing..............    4
          2.2   Authorization of Agreement..............................    4
          2.3   Securities Representations..............................    4
          2.4   Securities Law Restrictions.............................    6
          2.5   Market Stand-Off........................................    6
          2.6   Rights of the Company...................................    6
          2.7   Ownership of Securities.................................    6
          2.8   Future Acquisitions.....................................    7
ARTICLE 3 TRANSFER OF SHARES............................................    7
          3.1   Right of First Refusal..................................    7
          3.2   Exercise of Right of First Refusal......................    7
          3.3   Transfer of Shares......................................    8
          3.4   Additional Shares or Substituted Securities.............    8
          3.5   Termination of Right of First Refusal...................    9
          3.6   Termination of Rights as Stockholder....................    9
          3.7   Compliance with IRC Section 355.........................    9
ARTICLE 4 COMPANY REPRESENTATIONS AND WARRANTIES........................   10
          4.1   Organization; Qualification; Good Standing..............   10
          4.2   Capitalization..........................................   10
          4.3   Authorization of Agreement..............................   11
          4.4   Authorization of Shares.................................   11
          4.5   Governmental Consents...................................   11
          4.6   Title to Property and Assets............................   11
          4.7   Intellectual Property...................................   12
          4.8   Offering Valid..........................................   13
          4.9   Litigation..............................................   13
          4.10  Compliance with Laws....................................   13
          4.11  No Defaults.............................................   14
ARTICLE 5 CONDUCT OF THE COMPANY PENDING THE CLOSING....................   14
ARTICLE 6 CONDITIONS TO CLOSING.........................................   14
          6.1   Conditions to Closing by the Company....................   14
          6.2   Conditions to Closing by GM.............................   15
ARTICLE 7 SUCCESSORS AND ASSIGNS........................................   16
ARTICLE 8 LEGENDS.......................................................   17

ARTICLE 9 NOTICE........................................................   18
ARTICLE 10 SURVIVAL.....................................................   18
ARTICLE 11 ENTIRE AGREEMENT.............................................   19
ARTICLE 12 CHOICE OF LAW................................................   19
ARTICLE 13 DEFINITIONS..................................................   19

                           STOCK TRANSFER AGREEMENT

     THIS STOCK TRANSFER AGREEMENT (this "Agreement") is entered into on June 12, 2001, by and between QUANTUM TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (the "Company"), and GENERAL MOTORS CORPORATION, a Delaware corporation ("GM").

                                   RECITALS

     A. This Agreement is one of several agreements to be entered into by the Company and GM concurrently, which additional agreements include that certain Corporate Alliance Agreement (the "Alliance Agreement"), that certain Master Technical Development Agreement (the "Development Agreement") and that certain Registration Rights Agreement (the "Registration Rights Agreement"). The Alliance Agreement, the Development Agreement and the Registration Rights Agreement shall sometimes be referred to herein collectively as the "Transactional Agreements."

     B. This Agreement and each of the Transactional Agreements shall be effective as of the date of the Closing (as hereinafter defined).

     C. Following the execution of this Agreement and the Transactional Agreements and prior to the Closing, IMPCO Technologies Inc., a Delaware corporation and the parent of the Company ("IMPCO"), and the Company, intend to effectuate a tax-free distribution of the Company (the "Spin-Off") in full compliance with all of the requirements of Section 355 (including Section 355(e)) of the Internal Revenue Code of 1986, as amended ("IRC"). The Company and GM hereby acknowledge that the terms set forth in this Agreement and the Transactional Agreements and the transactions contemplated hereby and thereby are intended in their application to meet the requirements of IRC Section 355 (and Section 355(e)) and hereby agree to cooperate with one another and to conduct the transactions contemplated herein and therein in such a manner as to achieve that objective.

     D. The Company intends to effect the Spin-Off in contemplation of conducting an initial public offering of the Company's securities to the general public ("IPO") pursuant to a registration statement to be filed under the Securities Act in connection with or following the date of the Spin-Off.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                             ACQUISITION OF SHARES

     1.1  Defined Terms.

          Capitalized terms not specifically defined herein (including in Article 13 hereof) are as defined in the Development Agreement.

     1.2  Transfer.

          (a) On the terms and conditions set forth in this Agreement, the Company agrees to transfer to GM, and GM agrees to acquire, at the Closing, that number of shares of the Company's Series A Common Stock, $0.001 par value per share (the "Acquired Shares"), which, when combined with all shares of capital stock of the Company then issued and outstanding, shall equal twenty percent (20%) of the issued and outstanding shares of capital stock of the Company.

          (b) The Acquired Shares shall have the rights, privileges and restrictions as set forth in the Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit "A" (the "Certificate"), which the
                               -----------
Company will, prior to the Closing, adopt and file with the Secretary of State of the state of Delaware. Such rights, privileges and restrictions shall specifically provide for anti-dilution protection whereby the number of Acquired Shares transferred hereunder shall automatically adjust to equal twenty percent (20%) of the issued and outstanding shares of capital stock of the Company through the closing of the IPO whereupon it shall convert to Common Stock. The Board of Directors shall reserve a sufficient number of authorized shares of its Common Stock for issuance upon conversion of the Acquired Shares. Except for having such additional rights, privileges and preferences as set forth in the Certificate, the Acquired Shares shall be treated in this Agreement in the same manner as, and be considered as constituting, shares of the Company's ordinary Common Stock.

          (c) The transfer of the Acquired Shares shall take place immediately following the effectiveness of the Spin-Off at the offices of the Company or at such other location as the Company and GM shall agree (the "Closing"). At the Closing, each of the Company and GM shall take such action and deliver all such funds, documents, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions, and agreements on its part to be performed or fulfilled at or before the Closing.

     1.3  Consideration.

          The consideration to be paid by GM for the Acquired Shares shall be substantially as described in and limited by the Alliance Agreement and the Development Agreement, and consist of the following:

          (a)  Cash.  In addition to such other consideration as is set forth in
               ----
this Section 1.3, GM shall pay to the Company at the Closing such amount of cash as is equal to the aggregate par value of the Acquired Shares.

          (b)  Support. GM shall actively support the Company in the performance
               -------
of the Company's duties under the Alliance Agreement and the Development Agreement and all other agreements related thereto by providing the following to the Company:

               1.  Access to GM industry expertise;

               2.  Introductions to significant individuals in the industry; and

               3.  Introductions to GM customer base for the GM Fuel Cell
Systems.

          (c)  Endorsement.  GM shall publicly endorse the Company by using
               -----------
reasonable efforts to introduce and recommend the Company as a source of the business, and as a recommended partner for the design and supply of gaseous storage and handling systems and sub-systems, as appropriate.

          (d)  Directed Research and Development. GM shall use its expertise and
               ---------------------------------
knowledge of the relevant markets to direct such research and development to be performed by the Company as shall be determined appropriate to enhance the relevant business and speed its commercialization in transportation, mobile, stationary, portable and infrastructure applications, particularly in the areas of advanced gaseous storage, handling, control and integration with Fuel Cell Systems.

          (e)  Guidance.  As part of the collaborative efforts of the parties to
               --------
this Agreement, GM shall provide the Company with guidance in the following areas, among others, to enhance resource and skill sets:

               1. The evaluation of future technology, testing procedures and general marketing proposals;

               2. Fuel Cell System requirements for steady state and transient operation, and the gaseous storage and handling interface and performance targets to satisfy those requirements;

               3.   The evaluation of resource and facility needs; and

               4. The coordination of personnel and research and development, which may include the sharing or exchange of staff and resources.

          (f)  Licenses. GM shall provide the Company with appropriate
               --------
foreground and background technology licenses necessary for the Company to distribute Quantum Products.

                                   ARTICLE 2
                       GM REPRESENTATIONS AND WARRANTIES


     GM hereby represents and warrants the following:

     2.1  Organization; Qualification; Good Standing.

          GM is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. GM has all requisite power and authority to carry on its business as presently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated herein. GM is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or property.

     2.2  Authorization of Agreement.

          The execution, delivery and performance by GM of this Agreement have been duly authorized by all requisite action of GM and its Board of Directors. This Agreement has been duly executed and delivered by GM and constitutes a valid and binding obligation of GM, enforceable against GM in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     2.3  Securities Representations.

          In connection with the issuance and acquisition of Acquired Shares under this Agreement, GM hereby represents and warrants to the Company as follows:

          (a) GM is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (b) GM is acquiring and will hold the Acquired Shares for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

          (c) GM understands that the Acquired Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Acquired Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or GM obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. GM further acknowledges and understands that the Company is under no obligation to register the Acquired Shares, except as the parties hereto may expressly agree in that certain Registration Rights Agreement of even date herewith attached hereto as Exhibit "B" or otherwise.
                                         -----------

          (d) GM will not sell, transfer or otherwise dispose of the Acquired Shares in violation of the Securities Act, the Exchange Act, or the rules promulgated thereunder, including Rule 144 under the Securities Act. GM agrees that it will not dispose of the Acquired Shares unless and until it has complied with all requirements of this Agreement applicable to the disposition of Acquired Shares and it has provided the Company with written assurances, in substance and form satisfactory to the Company, that (1) the proposed disposition does not require registration of the Acquired Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (2) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Acquired Shares under the securities laws of any state or the rules promulgated thereunder.

          (e) The Company, a wholly-owned subsidiary of IMPCO, formerly conducted its business as an operating segment of IMPCO known as the Automotive OEM Division. GM acknowledges and agrees that IMPCO's existing periodic filings pursuant to the Exchange Act historically discussed the Company as a separate segment of IMPCO and provided certain information about the business activities that are now being conducted by the Company. GM acknowledges that it has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to invest in the Acquired Shares, and GM has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Acquired Shares.

          (f) GM is aware that its investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. GM is able, without impairing its financial condition, to hold the Acquired Shares for an indefinite period and to suffer a complete loss of its investment in the Acquired Shares.

     2.4  Securities Law Restrictions.

     Regardless of whether the offering and transfer of Acquired Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Acquired Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     2.5  Market Stand-Off.

          GM agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) any Common Stock (or other securities) of the Company for one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with the IPO, and for ninety (90) days following the effective dates of each of the first two (2) registrations thereafter, provided that such registrations become effective within three years of such closing date. To enforce the agreement contained in this Section 2.5, the Company may impose stop-transfer instructions with respect to Common Stock held by GM until the end of such periods. The Company's underwriters shall be beneficiaries of the agreement set forth in this Section 2.5.

     2.6  Rights of the Company.

     The Company shall not be required to (a) transfer on its books any Acquired Shares that have been sold or transferred in contravention of this Agreement or
(b) treat as the owner of Acquired Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Acquired Shares have been transferred in contravention of this Agreement.

     2.7  Ownership of Securities.

          None of GM or its Affiliates own, nor have any option or right to acquire, directly or indirectly, any capital stock or other securities of IMPCO or the Company, other than the Acquired Shares, provided that a pension plan or profit sharing plan that does not buy, sell or vote securities at the order, direction or recommendation of GM shall not be deemed to be an Affiliate of GM.

     2.8  Future Acquisitions.

          None of GM or any of its Affiliates has any plan or intention to acquire, directly or indirectly, any capital stock or other securities of IMPCO or the Company, other than the Acquired Shares, provided that a pension plan or profit sharing plan that does not buy, sell or vote securities at the order, direction or recommendation of GM shall not be deemed to be an Affiliate of GM.

                                   ARTICLE 3
                               TRANSFER OF SHARES

     3.1  Right of First Refusal.

          In the event that GM proposes to sell, assign, pledge, transfer or otherwise convey ("Transfer") any Acquired Shares or other similar evidence of equity ownership or interest in the Company (collectively, the "Offered Shares"), to a third party not affiliated with GM in one or more related bona fide arms-length transactions (a "Transaction"), then GM and/or its assignee(s) shall offer in writing to the Company the right to purchase the Offered Shares on the same terms and conditions (subject, however, to any change of terms permitted under Section 3.3 below) as set forth in such written notice (the "Transfer Notice"). The Transfer Notice shall include (i) a description of the Offered Shares, (i) the identity of the prospective transferee(s), (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made and (iv) the expected closing date for the Transaction. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer, and GM shall certify that it has a good faith belief that a binding agreement for the Transfer is obtainable on the terms described in, or attached to, the Transfer Notice.

     3.2  Exercise of Right of First Refusal.

          Within thirty (30) calendar days after the date of receipt of the Transfer Notice, the Company may notify GM in writing of the Company's desire to purchase from GM all, but not less than all, of the Offered Shares at the same price, and upon the same terms (or terms as similar as reasonably possible) as described in the

Transfer Notice, and GM shall sell the Offered Shares to the Company pursuant to such terms.

     3.3  Transfer of Shares.

          If the Company and/or its assignee(s) fail to exercise their Right of First Refusal to purchase all, but not less than all, of the Offered Shares within thirty (30) calendar days after the date of receipt of the Transfer Notice, GM may, not later than ninety (90) calendar days following receipt of the Transfer Notice by the Company, conclude a transfer of the Offered Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which GM is bound, and provided further, that the Transferee agrees, prior to such transfer, to receive and hold the Offered Shares subject in all respects to the provisions of this Agreement. Any proposed transfer on terms and conditions materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer by GM, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Section 3.1 above. If the Company and/or its assignee(s) exercise the Right of First Refusal and purchase all of the Offered Shares, the parties shall consummate the sale of the Offered Shares on the terms set forth in the Transfer Notice within sixty (60) calendar days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Offered Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company or its assignee(s) shall have the option of paying for the Offered Shares with cash or cash equivalents equal to the Fair Market Value of the consideration described in the Transfer Notice.

     3.4  Additional Shares or Substituted Securities.

          In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Acquired Shares subject to this Article 3 or into which such Acquired Shares thereby become convertible shall immediately be subject to this Article 3 and shall, for all purposes of this Agreement, be considered as Acquired Shares.

Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Acquired Shares subject to this Article 3.

     3.5  Termination of Right of First Refusal.

          The Right of First Refusal shall terminate and be of no force and effect immediately upon the earliest to occur of (a) the first date on which the Company's Common Stock is held of record by more than five hundred (500) persons, (b) a determination is made by the Board of Directors that a public market exists for the outstanding Acquired Shares, or (c) the effective date of a firm commitment underwritten public offering, pursuant to an effective registration statement on Form S-1 or Form SB-2 under the Securities Act, covering the offer and sale of the Company's Common Stock. Notwithstanding the foregoing language contained in this Section 3.5, the Right of First Refusal shall continue for a period of three (3) years following the date of this Agreement with respect to any negotiated transaction between GM and any other Person. The effectiveness of the Market Stand-Off set forth in Section 2.5 shall not be affected by the termination of this Right of First Refusal.

     3.6  Termination of Rights as Stockholder.

          If the Company or its assignee(s) make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Offered Shares to be Acquired in accordance with Section 3.3 above, then after such time the person from whom such Offered Shares are to be Acquired shall no longer have any rights as a holder of such Offered Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Offered Shares shall be deemed to have been Acquired in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement. In the event such certificate(s) are not delivered as required hereunder, GM hereby irrevocably constitutes and appoints any duly elected secretary of the Company to transfer the Offered Shares on the books of the Company with full power of substitution.

     3.7  Compliance with IRC Section 355.

          None of GM or its Affiliates shall take or fail to take any action that could cause or reasonably be expected to contribute to the failure of the Spin-Off to qualify under IRC Section 355 or that could cause or reasonably be expected to cause the provisions of IRC Section 355(e) to apply to those transactions.

                                   ARTICLE 4
                     COMPANY REPRESENTATIONS AND WARRANTIES

     Except as set forth in Exhibit "C" attached hereto and except as affected
                            -----------
by the transactions contemplated hereby, the Company hereby represents and warrants the following:

     4.1  Organization; Qualification; Good Standing.

          The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to carry on its business as presently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated herein. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or property.

     4.2  Capitalization.

          The Company is authorized to issue Fifty Million (50,000,000) shares of capital stock, consisting of:

          (a) Thirty-Five Million (35,000,000) shares of common stock, $0.001 par value per share (the "Common Stock"), of which Ten Million (10,000,000) shares are issued and outstanding; and

          (b) Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), none of which are issued and outstanding. Subject to the limitations set forth in the Company's Certificate of Incorporation, as amended or corrected to date, the Board of Directors has the right to create and file the designations, preferences and rights of the Preferred Stock.

          (c) A list of all holders of Common Stock as of the date of this Agreement, including the number of shares held by each such holder, is attached as Schedule 4.2(c) to Exhibit "C" hereto.
                      -----------

          (d) Except as set forth in this Agreement and the Exhibits hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

     4.3  Authorization of Agreement.

          The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action of the Company and its Board of Directors. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.4  Authorization of Shares.

          The issuance and delivery of the Acquired Shares at the Closing will be duly authorized by all requisite action of the Company. When so issued and delivered, the Acquired Shares will be validly issued and outstanding, fully paid and nonassessable and, based in part upon the representations of GM herein, will be issued in compliance with all applicable federal and state securities laws, and will be free of restrictions on transfer other than restrictions on transfer contemplated by this Agreement and under applicable state and federal securities laws.

     4.5  Governmental Consents.

          No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the requirements of the HSR Act, if applicable, and any notices of sale required to be filed with the SEC under Regulation D of the Securities Act or such post-closing filings as may be required pursuant to applicable state securities laws, which filings will be effected within the applicable periods therefor following the Closing.

     4.6  Title to Property and Assets.

          The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such mortgages, liens, loans and encumbrances which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

     4.7  Intellectual Property.

          (a) To the best of its knowledge with respect to patents, trademarks, service marks and trade names only (without having conducted any special investigation or patent or trademark search), the Company owns or possesses sufficient rights to all patents, patent applications, trade names, trademarks, trademark applications, trade dress, service marks, copyright, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for its business as it has historically been conducted as the Automotive OEM Division of IMPCO as further described in Section 2.3(e) hereof without any material conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company is violating or, by conducting its business as proposed, would materially violate any of the Intellectual Property of any other person or entity.

          (b) To the Company's knowledge none of its employees, officers or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's, officer's or consultant's best efforts to promote the interests of the Company or that would conflict with the Company's business. Neither the execution nor delivery of this Agreement nor the carrying on of the Company's business by the employees and officers of and consultants to the Company will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such employees, officers or consultants is now obligated.

          (c) Each of the Company's former and current employees, officers and consultants has entered into an Inventions and Confidential Information Agreement in substantially the forms attached hereto as Exhibit "D."
                                                        ------------
"Inventions" means all inventions, developments and discoveries which during the period of an individual's service to the Company he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or development of the Company or involve the use of the Company's funds, time, material, facilities or trade secret information, except as excluded pursuant to applicable law.

          (d) For purposes of this Agreement, unless otherwise provided, the term "knowledge" shall mean the current actual awareness of information about facts by the officers of the Company based upon their due inquiry.

     4.8  Offering Valid.

          Assuming the accuracy of the representations and warranties of GM contained in Article 2 hereof, the offer, sale and issuance of the shares of the Acquired Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to purchase or has offered to sell or will offer to sell all or any part of the shares of Common Stock to any person or persons so as to bring the sale of such shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     4.9  Litigation.

          Except as disclosed in Schedule 4.9 to Exhibit "C" hereto, there is no
                                                 -----------
action, suit, customer claim, proceeding or investigation by or before any individual, entity, court, governmental instrumentality or other agency pending or, to the knowledge of the Company, threatened, against the Company which relates to the Company or its business operations or questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, that the Company reasonably believes will have, either individually or in the aggregate, any material adverse effect on the business, assets, properties, condition or operations of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as described in the above-referenced Schedule, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     4.10 Compliance with Laws.

          The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

     4.11  No Defaults.

           To the knowledge of the Company, there presently exists no material default under any material contract, agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected and there presently exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a material default by the Company of any of the foregoing.

                                   ARTICLE 5
                  CONDUCT OF THE COMPANY PENDING THE CLOSING

     The business of the Company shall be conducted only in, and the Company shall not take any action except in, and the directors and officers of the Company shall cause the Company to be conducted in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use all commercially reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current directors, officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. The Company agrees to confer with GM in connection with the preparation and adoption of any employee incentive stock option or similar plan contemplated to be effectuated prior to or following the Closing.

                                   ARTICLE 6
                             CONDITIONS TO CLOSING

     6.1   Conditions to Closing by the Company.

           The obligations of the Company to GM under this Agreement are subject to the fulfillment of the following conditions, unless waived in writing by the Company, and provided that the Company shall utilize its best efforts to cause the fulfillment of those conditions the fulfillment of which is under its reasonable control:

           (a) The Form 10 Registration Statement to be filed by IMPCO with the SEC related to the Spin-Off ("Form 10") shall have become effective and the Spin-Off shall have been consummated.

          (b) The Company's Shares shall have been qualified for listing on Nasdaq or other appropriate stock exchange.

          (c) The Certificate shall have been filed with the Secretary of State of the state of Delaware.

          (d) The representations and warranties of GM contained in Article 2 shall be true on and as of the Closing with the same effect as though such representations had been made as of the Closing.

          (e) GM shall have executed each of the Transactional Agreements and other documents evidencing its commitment to provide the consideration specified in Section 1.3.

          (f) The transfer of the Acquired Shares to GM shall be qualified or exempt from qualification under all applicable federal and state securities laws as of the Closing.

          (g) GM shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall not be in breach of any agreement or covenant of GM contained herein.

          (h) GM shall have delivered to the Company the cash consideration specified in Section 1.3.

     6.2  Conditions to Closing by GM.

          The obligations of GM to the Company under this Agreement are subject to the fulfillment of the following conditions, unless waived in writing by GM, and provided that GM shall utilize its best efforts to cause the fulfillment of those conditions the fulfillment of which is under its reasonable control:

          (a) The Form 10 shall have become effective and the Spin-Off shall have been consummated.

          (b) The Company's Shares shall have been qualified for listing on Nasdaq or other appropriate stock exchange.

          (c) The Certificate shall have been filed with the Secretary of State of the state of Delaware.

          (d)   The representations and warranties of the Company contained in
Article 4 shall be true on and as of the Closing with the same effect as though such representations had been made as of the Closing.

          (e)   The Company shall have executed each of the Transactional
Documents.

          (f) The Company shall have delivered to GM documentation evidencing the transfer of assets from IMPCO to the Company prior or incidental to the Closing, sufficient in amount to permit the Company to operate as a stand alone business as of the Closing.

          (g) The Company shall have entered into an employment agreement with Syed F. Hussain committing him to no less than three (3) years' continued service with the Company and containing appropriate incentives designed to induce his continued loyalty to the Company for a reasonable period thereafter.

          (h) The transfer of the Acquired Shares to GM shall be qualified or exempt from qualification under all applicable federal and state securities laws as of the Closing.

          (i) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall not be in breach of any agreement or covenant of the Company contained herein.

          (j) The Company shall have delivered to GM the certificate or certificates evidencing the Acquired Shares specified in Section 1.2.

                                   ARTICLE 7
                            SUCCESSORS AND ASSIGNS

     Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and GM and their successors and assigns, whether or not any such successor or assign has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

                                   ARTICLE 8
                                    LEGENDS

     Legends. All certificates evidencing Acquired Shares shall bear the following legends:

          "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE HOLDER). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF AND FOR 90 DAYS AFTER THE EFFECTIVE DATES OF EACH OF THE FIRST TWO REGISTRATIONS THEREAFTER PROVIDED,

          THAT SUCH REGISTRATIONS BECOME EFFECTIVE WITHIN THREE YEARS OF SUCH CLOSING DATE. SUCH RESTRICTION IS BINDING ON PURCHASERS OF THESE SHARES."

If required by the authorities of any state in connection with the issuance of the Acquired Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

                                   ARTICLE 9
                                    NOTICE

     Any notice required by the terms of this Agreement shall be given in writing and shall be (a) mailed by registered or certified mail, postage prepaid, return receipt requested, (b) delivered by a nationally recognized overnight courier, (c) sent by conformed facsimile or (d) otherwise delivered by hand or by messenger. Notice shall be addressed to the Company at its principal executive office and to GM at the address listed on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other party given in the foregoing manner. If notice is provided by mail, notice shall be deemed to be given upon receipt as evidenced by postal records; if by overnight courier, notice shall be deemed to be given twenty-four (24) hours after deposit; if by facsimile, upon completion of such facsimile transmission as conclusively evidenced by the transmission receipt; and if by hand or messenger, upon receipt.

                                  ARTICLE 10
                                   SURVIVAL

     All representations and warranties contained in this Agreement or the Transactional Agreements, and obligations under covenants and agreements contained herein or therein to be performed or complied with before the Closing, shall be deemed to be continuing and shall survive the Closing, but shall expire on the third anniversary of the date of this Agreement unless a specific claim in writing with respect to any such matter shall have been made or an action or proceeding at law or in equity shall have been commenced or filed before such anniversary date. The covenants and agreements contained in this Agreement and the Transactional Agreements that contemplate obligations or performance after the Closing shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

                                  ARTICLE 11
                               ENTIRE AGREEMENT

     This Agreement and the other agreements, documents, exhibits, and writings attached and/or delivered pursuant hereto or entered into concurrently herewith, including, without limitation, the Transactional Agreements entered into by the parties hereto, constitute the entire contract between the parties hereto with regard to the subject matter hereof and thereof, and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof and thereof.

                                  ARTICLE 12
                                 CHOICE OF LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, as such laws are applied to contracts entered into and to be performed entirely within such state.

                                  ARTICLE 13
                                  DEFINITIONS

     13.1 "Affiliate" shall mean with respect to any Person, any other Person that controls, is controlled by or is under common control with, such first Person. As used herein, "control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

     13.2 "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

     13.3 "Consideration" shall mean the amount for which the Acquired Shares may be Acquired pursuant to this Agreement, as specified in Section 1.3.

     13.4 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules promulgated thereunder.

     13.5 "Fair Market Value" shall mean the fair market value of a Share or of offered consideration at the time of closing of the relevant transaction as determined by the Board of Directors in good faith following a review of relevant factors and advice from independent legal and accounting advisors.
Such determination shall be conclusive and binding on all persons.

     13.6 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     13.7 "Person" shall mean any natural person or a corporation, general or limited partnership, limited or unlimited liability company, trust, joint venture, association, company, unincorporated organization or other entity.

     13.8 "Right of First Refusal" shall mean the right of first refusal of the Company and its assignees described in Article 3.

     13.9   "SEC" shall mean the Securities and Exchange Commission.

     13.10 "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules promulgated thereunder.

     13.11 "Spin-Off" shall mean the distribution pro rata to IMPCO's stockholders of Shares of the Company's Common Stock as further described in the Recitals hereto.

     13.12  "Share" shall mean one share of Common Stock.

     13.13 "Transferee" shall mean any Person to whom GM has directly or indirectly transferred any Acquired Share.

     IN WITNESS WHEREOF, the parties have executed this Agreement on June 12, 2001.


                              COMPANY:

                              QUANTUM TECHNOLOGIES WORLDWIDE, INC.,
                              a Delaware corporation

                              By:    /s/ Syed F. Hussain
                                  ______________________________________
                                  Name:  Syed F. Hussain
                                  Title: President and CEO

                              Address:   17872 Cartwright Road
                                         Irvine, CA  92614
                              Telephone: (949) 399-4511
                              Facsimile: (949) 474-3086



                              GENERAL MOTORS CORPORATION,
                              a Delaware corporation

                              By:    /s/ Lawrence D. Burns
                                 ______________________________________
                                 Name:   Lawrence D. Burns
                                 Title:  Vice President, GM Research &
                                         Development and Planning

                              Address:   30500 Mound Road
                                         M/C: 480-106-EX2
                                         Warren, MI 48090-9055

                              Telephone: (810) 986-2500
                              Facsimile: (810) 986-6347

                                  EXHIBIT "A"
                     RESTATED CERTIFICATE OF INCORPORATION

                    EXHIBIT "A" TO STOCK TRANSFER AGREEMENT

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      QUANTUM TECHNOLOGIES WORLDWIDE, INC.

     Quantum Technologies Worldwide, Inc., a Delaware corporation, hereby certifies that:

     1. The name of this Corporation is QUANTUM TECHNOLOGIES WORLDWIDE, INC. The date of filing its original Certificate of Incorporation with the Secretary of State was October 13, 2000. The prior name of the Corporation was Quantum Technologies, Inc.

     2. This Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit "A," which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation as heretofore amended or supplemented, has been duly adopted by the Corporation's Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law ("DGCL"), with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the DGCL.

     IN WITNESS WHEREOF, this Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

     DATED:  _______________________

                                        QUANTUM TECHNOLOGIES

                                        WORLDWIDE, INC.

                                        By: ___________________________
                                            Syed F. Hussain, President

                    EXHIBIT "A" TO STOCK TRANSFER AGREEMENT

                                  EXHIBIT "A"


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      QUANTUM TECHNOLOGIES WORLDWIDE, INC.

                                    I.  Name

     The name of the Corporation is QUANTUM TECHNOLOGIES WORLDWIDE, INC. (hereinafter sometimes referred to as the "Corporation").

                        II.  Registered Office and Agent

     The address of the registered office of the Corporation in the State of Delaware is 15 E. North Street, Dover, DE 19901, in the City of Dover, County of Kent. The name of its registered agent at such address is AmeriSearch Corporate Services, Inc.

                                 III.  Purposes

     The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  IV.  Shares

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of Thirty-five Million (35,000,000) shares of Common Stock with a par value of $0.001 per share (the "Common Stock") and Fifteen Million (15,000,000) shares of Preferred Stock with a par value of $0.001 per share.

     A.  Preferred Stock.  Any of the shares of Preferred Stock authorized by
         ---------------
this Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences

                    EXHIBIT "A" TO STOCK TRANSFER AGREEMENT

and the right in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designation, preferences and relative, participating, optional or other special rights, and the qualification, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided, vary in any and all respects as fixed and determined by the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder's name on the books of
the Corporation.   The Corporation shall exercise its power to issue Preferred
Stock with the view of avoiding the issuance of fractional shares. No stockholder shall have the right to split the whole shares into fractions.

     B.  Common Stock.  Any of the shares of Common Stock authorized by this
         ------------
Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, preferences and relative rights and restrictions thereof. Thirty Million (30,000,000) shares of the authorized shares of Common Stock are hereby designated Common Stock (the "Common Stock") and Five Million (5,000,000) shares of the authorized shares of Common Stock are hereby designated Series A Common Stock (the "Series A Common"). The relative rights, preferences, privileges and restrictions granted to or imposed upon the Corporation's Common Stock, Series A Common, or upon the holders thereof, are as follows:

         1.  Dividends.  The holders of shares of all series of Common Stock
             ---------
shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the provisions of Subdivision A of this

                    EXHIBIT "A" TO STOCK TRANSFER AGREEMENT

Article IV with respect to rights of holders of the Preferred Stock. The holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock or Series A Common held by them, in all dividends to which the holders of Common Stock may be entitled.

          2.  Liquidation. Upon any liquidation, dissolution or winding up of
              -----------
the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding, the holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock or Series A Common held by them, in all of the remaining assets of the Corporation available for distribution to its stockholders.

          3.  Voting Rights.  Except as otherwise provided by law and subject
              -------------
to the provisions set forth in this Article IV, the holders of all series of Common Stock issued and outstanding shall be entitled to vote one vote for each share thereof held on all matters.

          4.  Designation of Rights and Preferences of Series A Common.  The
              --------------------------------------------------------
Series A Common authorized under this Certificate of Incorporation shall be convertible into shares of this corporation's Common Stock, as described in
Section 4.2 below. In addition to the rights, preferences, restrictions and other matters relating to all series of Common Stock described above, the Series A Common shall have the following additional rights:

              4.1.  Anti-Dilution Protection.  As provided in this Section 4.1,
                    ------------------------
the number of outstanding shares of Series A Common shall be subject to adjustment from time to time upon the occurrence of certain events, the purpose of which adjustment or adjustments shall be for the number of shares of issued and outstanding Series A Common to equal twenty percent (20%) of the issued and outstanding shares of all series of Common Stock of the Corporation (the "Issued and Outstanding Common Shares"); provided, however, that the Issued and Outstanding Common Shares shall specifically exclude any shares of Common Stock and options therefor issued to directors, officers, employees or consultants of the Corporation pursuant to a stock option or other equity incentive plan or agreement approved by the Board of Directors of the Corporation (a "Plan").

                    4.1(a) Upon the happening of an Extraordinary Common Stock Event (as defined below) after June 12, 2001, the number of outstanding shares of Series A Common shall be adjusted to a number equal to that number of shares of Common Stock determined by multiplying the number of the then Issued and Outstanding Common Shares by twenty percent (20%). The adjustment shall occur automatically without the need for any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer

                    EXHIBIT "A" TO STOCK TRANSFER AGREEMENT

agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Common issuable upon such adjustment but shall maintain adequate records, accessible to each holder of Series A Common, setting forth the effective date of the adjustment, the amount of the required adjustment and the computation thereof. The number of shares of outstanding Series A Common, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                    4.1(b) "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock other than shares of Common Stock and options therefore issued pursuant to a Plan; (ii) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the Corporation, (iii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, of (iv) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               4.2  Automatic Conversion.  Upon the closing of an initial
                    --------------------
public offering of the Corporation's securities to the general public ("IPO") pursuant to a registration statement of the Corporation filed under the Securities Act of 1933, as amended to date, the outstanding shares of Series A Common shall automatically be converted into that number of shares of Common Stock that would be equal to twenty percent (20%) of the Issued and Outstanding Common Shares immediately following the closing of the IPO. The Corporation shall, as soon as practicable after the closing date of the IPO (the "Closing Date"), issue and deliver to the holder of the outstanding shares of Series A Common, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Closing Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. Upon such conversion and notwithstanding that the certificates evidencing such shares of Series A Common shall not have been surrendered, the shares so converted shall be deemed canceled and shall not be issuable by this Corporation, the rights of the holders of the Series A Common with respect to such shares shall terminate and the authority of the Corporation to issue shares of Series A Common Stock shall terminate. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the change in the Corporation's authorized capital stock.

                             V.  Board of Directors

     The Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                    EXHIBIT "A" TO STOCK TRANSFER AGREEMENT

                           VI.  Election of Directors

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                                VII.  Creditors

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                               VIII.  Amendments

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statutes, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            IX.  Director Liability

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional

                    EXHIBIT "A" TO STOCK TRANSFER AGREEMENT

misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this __ day of _____________, 2001 and the foregoing facts stated herein are true and correct.

                                    QUANTUM TECHNOLOGIES WORLDWIDE, INC.

                                    By:___________________________________
                                       Syed F. Hussain, President

                                  EXHIBIT "B"
                         REGISTRATION RIGHTS AGREEMENT

                                   (Omitted)

                                  EXHIBIT "C"
                              COMPANY EXCEPTIONS

Schedule 4.2(c)
CAPITALIZATION

     (as of June 12, 2001)

                                            Number of         Percentage
     Stockholder                             Shares           Ownership
     -----------                             ------           ---------
     IMPCO                                 10,000,000           100%









                              [See Following Page]

Schedule 4.9

LITIGATION

     (as of June 12, 2001)

IMPCO Technologies, Inc. v. GFI Control Systems, Inc. and Dynatek Industries,
-----------------------------------------------------------------------------
Ltd.
----
No. 00-73633, U.S. District Court, Eastern District, MI (filed August 11, 2000)

                                  EXHIBIT "D"

                     FORMS OF INVENTIONS AND CONFIDENTIAL
                            INFORMATION AGREEMENTS

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


                                  FORM OF NEW

                     Quantum Technologies Worldwide, Inc.

               Inventions and Confidential Information Agreement


      In consideration of, and as a condition of, my employment with Quantum Technologies Worldwide, Inc., a Delaware corporation (the "Company"), I hereby represent to, and agree with, the Company as follows:

Section 1.  Definitions

      1.1 "Agreement" means this Inventions and Confidential Information Agreement.

      1.2 "Competing Business" means any business whose efforts are in competition with the efforts of the Company. A Competing Business includes any business whose efforts involve any research and development, products or services in competition with products or services which are, during and at the end of the Term, either (a) produced, marketed or otherwise commercially exploited by the Company or (b) in actual or demonstrably anticipated research or development by the Company.

      1.3 "Confidential Information" means any information that (a) relates to the business of the Company, (b) is not generally available to the public, and
(c) is conceived, compiled, developed, discovered or received by, or made available to, me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company. Confidential Information includes information, both written and oral, relating to Inventions, trade secrets and other proprietary information, technical data, products, services, finances, business plans, marketing plans, legal affairs, suppliers, clients, prospects, opportunities, contracts or assets of the Company. Confidential Information also includes any information which has been made available to the Company by or with respect to third parties and which the Company is obligated to keep confidential.

      1.4 "Invention" means any product, device, technique, know-how, computer program, algorithm, method, process, procedure, improvement, discovery or invention, whether or not patentable or copyrightable and whether or not reduced to practice, that (a) is within the scope of the Company's business, research or investigations or results from or is suggested by any work performed by me for the

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


Company and (b) is created, conceived, reduced to practice, developed, discovered, invented or made by me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company.

     1.5 "Material" means any product, prototype, model, document, diskette, tape, picture, design, recording, writing or other tangible item which contains or manifests, whether in printed, handwritten, coded, magnetic or other form, any Confidential Information, Invention or Proprietary Right.

     1.6 "Person" means any corporation, partnership, trust, association, governmental authority, educational institution, individual or other entity.

     1.7 "Proprietary Right" means any patent, copyright, trade secret, trademark, trade name, service mark, maskwork or other protected intellectual property right in any Confidential Information, Invention or Material.

     1.8 "Term" means the term of my employment with the Company, whether on a full-time, part-time or consulting basis.

Section 2.  Purpose of Agreement

     2.1 I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Rights, including its Confidential Information, its rights in Inventions and in all related intellectual property rights. Accordingly, I am entering into this Agreement as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

Section 3.  Ownership and Use

     3.1 The Company will be the exclusive owner of all Confidential Information, Inventions, Materials and Proprietary Rights. To the extent applicable, all Materials will constitute "works for hire" under applicable copyright laws.

     3.2 I assign and transfer, and agree to assign and transfer, to the Company all rights and ownership that I have or will have in Confidential Information, Inventions, Materials and Proprietary Rights, subject to the limitations set forth in Section 3.5 and in the notice set forth in Section 3.6 below. Further, I waive any moral rights that I may have in any Confidential Information, Inventions, Materials and Proprietary Rights. I will take such action (including signature and assistance in preparation of documents or the giving of testimony) as may be requested by the

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


Company to evidence, transfer, vest or confirm the Company's rights and ownership in Confidential Information, Inventions, Materials and Proprietary Rights. I agree to keep and maintain adequate and current written records of all Inventions and Proprietary Rights during the Term. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. I will not contest the validity of any Proprietary Right, or aid or encourage any third party to contest the validity of any Proprietary Right of the Company.

     If the Company is unable for any reason to secure my signature to fulfill the intent of the foregoing paragraph or to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company above, then I irrevocably appoint the Company and its authorized agents as my agent and attorney in fact, to transfer, vest or confirm the Company's rights and to execute and file any such applications and to do all other lawful acts to further the prosecution and issuance of letters patent or copyright registrations with the same legal force as if done by me.

     3.3 Except as required for performance of my work for the Company or as authorized in writing by the Company, I will not (a) use, disclose, publish or distribute any Confidential Information, Inventions, Materials or Proprietary Rights or (b) remove any Materials from the Company's premises.

     3.4 I will make prompt and full disclosure to an officer of the Company, or to any individual designated by the Company for that purpose, of all Confidential Information, Inventions, Materials or Proprietary Rights, as well as any business opportunity which comes to my attention during the Term and which relates to the business of the Company or which arises as a result of my employment with the Company. I will not take advantage of or divert any such opportunity for the benefit of myself or anyone else either during or after the Term without the prior written consent of the Company.

     3.5 Exhibit A is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the Term (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's current or proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, during the Term, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

     3.6 Labor Code Section 2870 Notice. I have been notified and understand that the provisions of Sections 3.1 and 3.2 of this Agreement do not apply to any Invention assigned hereunder that qualifies fully under the provisions of
Section 2870 of the California Labor Code, which states as follows:

            ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR
            (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE
            SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

     3.7 Inventions Assigned to the United States. I agree to assign to the United States government all my right, title and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

Section 4.  Further Obligations

     4.1 During the Term, I will not, directly or indirectly, engage in, be employed by, perform services for or otherwise participate in any Competing Business.

     4.2 My execution, delivery and performance of this Agreement and the performance of my other obligations and duties to the Company will not cause any

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


breach, default or violation of any other employment, nondisclosure, confidentiality, consulting or other agreement to which I am a party or by which I may be bound. Attached as Exhibit B is a list of all prior agreements now in effect under which I have agreed to keep information confidential or not to compete or solicit employees of any Person.

     4.3 I will not use in performance of my work for the Company or disclose to the Company any trade secret, confidential or proprietary information of any prior employer or other Person if and to the extent that such use or disclosure may cause a breach, default or violation of any obligation or duty that I owe to such other Person (e.g., under any agreement or applicable law). My compliance with this Section 4.3 will not prohibit, restrict or impair the performance of my work, obligations and duties to the Company.

Section 5.  Nonsolicitation

     5.1 Employees/Consultants. During the Term and for one year after the end of the Term (the "Additional Period"), I will not induce, or attempt to induce, any employee or consultant of the Company to cease such employment or relationship to engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any Competing Business.

     5.2 Suppliers/Contractors. During the Term and for the Additional Period, I agree (except on behalf of or with the prior written consent of the Company) that I will not, directly or indirectly (a) solicit, divert, appropriate to or accept on behalf of any Competing Business, or (b) attempt to solicit, divert, appropriate to or accept on behalf of any Competing Business, any business from any customer or actively sought prospective customer of the Company with whom I have dealt, whose dealings with the Company have been supervised by me or about whom I have acquired Confidential Information in the course of my employment.

Section 6.  Termination of Relationship

     6.1 I agree that at the end of the Term I will deliver to the Company (and will not keep in my possession, re-create or deliver to anyone else) any and all Materials and other property belonging to the Company, its successors, assigns, customers and/or development partners. I agree to sign and deliver the "Termination Certification" attached as Exhibit C.

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


     6.2 At the end of the Term, I agree to provide the name of my new employer, if any, and consent to notification by the Company to my new employer about my rights and obligations under this Agreement in the form of Exhibit D.

Section 7.  Employment At Will

     I understand that this Agreement does not obligate the Company to employ me for any stated period of time. I understand that my employment is "at will" which means that it can be terminated at any time by the Company or by me, with or without cause and with or without notice. I agree that any promise or obligation that my employment be on any other basis than "at will" is invalid unless in writing signed by the president of the Company. I agree to abide by the Company's rules, regulations, policies and practices as revised from time to time.

     [NOTE: The above provision will be deleted in its entirety or substantially modified in the form of Inventions and Confidential Information Agreement for individuals with employment agreements.]

Section 8.  Miscellaneous

     7.1    Survival.  This Agreement will survive the end of the Term.

     7.2 Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this agreement.
I understand that I may not assign, whether voluntarily or by operation of law, any of my rights and obligations under this Agreement, except with the prior written consent of the Company.

     7.3 Injunctive Relief; Costs. I acknowledge that my obligations under this Agreement are important to the Company, and that the Company would not employ or continue to employ me without my agreement to such obligations. I also acknowledge that if I do not abide by my obligations in this Agreement, the Company will suffer immediate and irreparable harm, and that the damage to the Company will be difficult to measure and financial relief will be incomplete. Accordingly, the Company will be entitled to injunctive relief and other equitable remedies in the event of a breach by me of any obligation under this Agreement. The rights and remedies of the Company under this section are in addition to all other remedies. Further, in any legal action or other proceeding in connection with this Agreement (e.g., to recover damages or other relief), the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs incurred.

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


     7.4 Severability. This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision and (b) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the Company and me.

     7.5 Governing Law; Jurisdiction; Venue. This Agreement will be governed by the laws of the state of California without regard to principles of conflicts of law. I irrevocably consent to the jurisdiction and venue of the state and federal courts located in Orange County, California in connection with any action relating to this Agreement. I will not bring any action relating to this Agreement in any other court.

     7.6 Amendments. Neither this Agreement nor any provision may be amended except by written agreement signed by the parties.

     7.7 Waivers. No waiver of any breach shall be considered valid unless in writing, and no waiver shall be a waiver of any subsequent breach.

     7.8 Acknowledgment. I have carefully read all of the provisions of this Agreement and agree that (a) the same are necessary for the reasonable and proper protection of the Company's business, (b) the Company has been induced to enter into and/or continue its relationship with me in reliance upon my compliance with the provisions of this Agreement, (c) every provision of this Agreement is reasonable with respect to its scope and duration, (d) I have executed this Agreement without duress or coercion from any source, and (e) I have received a copy of this Agreement.

     This Agreement shall be effective as of      [ enter date employment
                                             ----------------------------
agreement is effective]          .
---------------------------------

                                             ___________________________
                                             Signature

                                             ___________________________
                                             FULL NAME (print or type)
                                             Soc. Sec. No.______________

ACCEPTED:
--------

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


QUANTUM TECHNOLOGIES WORLDWIDE, INC.


By: _____________________________
    Name:  Syed F. Hussain
    Title: President and CEO

Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


                                   EXHIBIT A

                         LIST OF PRIOR INVENTIONS AND
                         ORIGINAL WORKS OF AUTHORSHIP

                                                            Identifying Number
             Title                      Date               or Brief Description
-----------------------------  -------------------  ---------------------------------


_____   No inventions or improvements
_____   Additional Sheets Attached


Signature of Employee: ____________________________________

Print Name of Employee: ___________________________________

Date: ___________________


Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


                                   EXHIBIT B

     The following is a list of all prior agreements with former employers or others to which I am a party in which I agreed to maintain the confidentiality of the information of, or not to compete with or solicit the employees or customers of a third party.

_____  No Agreements

_____  See below

_____  Additional sheets attached


Signature of Employee: ____________________________________

Print Name of Employee: ___________________________________

Date: ___________________


Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


                                   EXHIBIT C

                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, and I have not failed to return, any Materials or other property belonging to Quantum Technologies Worldwide, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

     I further certify that I have complied with all the terms of the Company's Inventions and Confidential Information Agreement signed by me, including the reporting of any Inventions conceived or made by me (solely or jointly with others) covered by that Agreement, a copy of which is attached.

     I further agree that, in compliance with the Agreement, I will not use, disclose, publish or distribute any Confidential Information, Inventions, Materials or Proprietary Rights.

     During the Term and for one year after the end of the Term (the "Additional Period"), I will not induce, or attempt to induce, any employee or independent contractor of the Company to cease such employment or relationship to engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any Competing Business.

     During the Term and for the Additional Period, I agree (except on behalf of or with the prior written consent of the Company) that I will not, directly or indirectly (a) solicit, divert, appropriate to or accept on behalf of any Competing Business, or (b) attempt to solicit, divert, appropriate to or accept on behalf of any Competing Business, any business from any customer or actively sought prospective customer of the Company with whom I have dealt, whose dealings with the Company have been supervised by me or about whom I have acquired Confidential Information in the course of my employment.

Signature of Employee: ____________________________________

Print Name of Employee: ___________________________________

Date: ___________________


Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement

                    EXHIBIT "D" TO STOCK TRANSFER AGREEMENT


                                   EXHIBIT D

                         NOTIFICATION TO NEW EMPLOYERS

             [Letterhead of Quantum Technologies Worldwide, Inc.]



Dear [name of new employer's president]:

     We understand that our former employee, [name of employee], has accepted employment with your company. This letter is to advise you that [name of employee] signed an Inventions and Confidential Information Agreement with our Company that remains in full force and effect. At the time [name of employee] left our company, we advised [him/her] of [his/her] continuing obligations under the Agreement and [name of employee] signed a Termination Certificate affirming [his/her] obligations under the Agreement. A copy of the Termination Certificate, dated __________, 200_, is enclosed so that any conflict with these obligations can be avoided during [his/her] employment with you.

                                   Very truly yours,


                                   [Signature of Company president or
                                   corporate counsel]

                                   _______________________________
                                   [Typed name]


Inventions and Confidential Information     QUANTUM TECHNOLOGIES WORLDWIDE, INC.
Agreement